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                                                                     EXHIBIT 4.2

NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT
                           FOR THE PURCHASE OF SHARES
                                       OF
                 COMMON STOCK OF LEOPOLD STYLING PRODUCTS, INC.
                          (PAR VALUE $.0001 PER SHARE)
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)
                       VOID AFTER 5:00 P.M. EST ON _____________ , 1998
                        Date of Original Issuance: _____________ , 1996

         This is to certify that, for value received,         , or assigns (the
"Warrantholder"), is entitled, subject to the terms and conditions hereinafter set forth, at any time after the date hereof and on or before 5:00 P.M., Eastern
Standard Time, on           , 1998, but not thereafter, to purchase
____________________ shares of common stock, par value $.0001 per share (the "Common Stock"), of LEOPOLD STYLING PRODUCTS, INC. (the "Company") for the Warrant Price (as defined below), and to receive a certificate or certificates for the shares of Common Stock so purchased.

         1.       TERMS AND EXERCISE OF WARRANTS.

                  (a) Exercise Period. Subject to the terms of this Warrant, the
Warrantholder shall have the right, at any time during the period (the "Exercise Period") commencing on the date hereof and ending at 5:00 P.M., Eastern Standard
Time, on          , 1998 (the "Termination Date"), or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock which the Warrantholder may at the time be entitled to purchase pursuant to this Warrant; provided, however, the Company may redeem this Warrant prior to the Termination Date in accordance with Section 2 hereof. Shares of Common Stock purchasable pursuant to this Warrant and any other securities that the Company may be required by the operation of Section 4 to issue upon the exercise hereof are referred to hereinafter as the "Warrant Shares."

                  (b) Method of Exercise. This Warrant shall be exercised by surrender of this Warrant to the Company at its principal office, Leopold Styling Products, Inc., 1146 South Cedar Ridge, Duncanville, Texas, Attn:
President, or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company or such other address as the Warrantholder may designate in writing, together with the Exercise

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Form included as Exhibit "A" hereto, duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in Section 3) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Warrant Price"), together with all taxes applicable upon such exercise. Payment of the Aggregate Warrant Price shall be made in cash or by certified check or cashier's check, payable to the order of the Company. If, at the time of exercise thereof, the Common Stock is listed on a national securities exchange or quoted on an interdealer quotation system of a national securities association, any portion of the Warrant Price may be paid by surrender to the Company of one or more shares of Common Stock, which shall be valued for purposes of exercise at the Daily Market Price as set forth in Section 2(e) hereof.

                  (c) Partial Exercise. This Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part, during the Exercise Period.

                  (d) Share Issuance Upon Exercise. Upon the exercise and surrender of this Warrant certificate and payment of such Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrantholder, in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in
Section 7 hereof, with respect to any fractional Warrant Shares otherwise issuable upon such surrender and, if applicable, the Company shall issue and deliver a new Warrant to the Warrantholder for the number of shares not so exercised. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Warrantholder of such Shares as of the close of business on the date of the surrender of the Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Warrant Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

         2.       REDEMPTION.

                  (a) This Warrant may be redeemed, at the option of the Company, at a price of $5.00 upon 30 days notice after the closing bid price of the Common Stock has equalled or exceeded two hundred fifty percent (250%) of the Common Stock's initial public offering price per share, and prior to expiration of the Warrant. The Daily Market Price of the Common Stock shall be determined by the Company in the manner set forth in Section 2(e) as of the end of each trading day (or, if no trading in the Common Stock occurred on such day, as of the end of the immediately preceding trading day in which trading occurred). The Warrant must be redeemed and any right to exercise the Warrant shall terminate at 5:00 p.m. (Eastern Standard Time) on the business day immediately preceding the date fixed for redemption. A trading day shall mean a day in which trading of securities occurred on the New York Stock Exchange.

                  (b) If the Company exercises its right to redeem, it shall give notice to the Warrantholder pursuant to Section 2(a), by mailing to the Warrantholder a notice of redemption, first class, postage prepaid, at the Warrantholder's address as it shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Warrantholder actually receives such notice.

                  (c) The notice of redemption shall specify the redemption price, the date fixed for redemption (which shall be the thirtieth day after such notice is mailed), the place where the Warrant certificate shall be delivered and the redemption price shall be paid, and that the right to exercise the



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Warrant shall terminate at 5:00 P.M. (Eastern Standard Time) on the business day immediately preceding the date fixed for redemption.

                  (d) Appropriate adjustment shall be made to the redemption price and to the minimum Daily Market Price prerequisite to redemption set forth in Section 2(a) hereof, in each case on the same basis as provided in Section 4 hereof with respect to adjustment of the Warrant Price.

                  (e) For purposes of this Agreement, the term "Daily Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or the Nasdaq SmallCap Market and not in the Nasdaq National Market System nor on any national securities exchange, the closing bid price per share of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded in the Nasdaq National Market System or on a national securities exchange, the daily per share closing price per share of the Common Stock in the Nasdaq National Market System or on the principal stock exchange on which it is listed on the trading day in question, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the Nasdaq National Market System or on the national securities exchange on which the Common Stock is then listed.

         3. WARRANT PRICE. The price per share at which Warrant Shares shall be purchasable on the exercise of this Warrant shall be one hundred twenty-five percent (125%) of the Common Stock's initial public offering price per share, subject to adjustment pursuant to Section 4 hereof (originally and as adjusted, the "Warrant Price").

         4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

         The Company agrees to reserve and shall keep reserved for issuance the number of shares of Common Stock issuable upon exercise of this Warrant. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) In case the Company shall (1) pay a dividend or make a distribution in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, (3) combine its outstanding Common Stock into a smaller number of shares, or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), the Warrant Price and the number of shares of Common Stock or other securities issuable upon exercise of this Warrant in effect immediately prior thereto shall be adjusted so that the Warrantholder, by operation of Section 3(d) hereof, shall be entitled to receive the number of shares which it would have owned or have been entitled to receive immediately following the happening of any of the events described above, had this Warrant been exercised immediately prior to the record or effective date thereof.

                  An adjustment made pursuant to Sections 4(a)(1)-(4) above shall become effective immediately after the record date in the case of a dividend or distribution (provided, however, that such adjustments shall be reversed if such dividends or distributions are not actually paid) and shall become



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effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Warrantholder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be evidenced by a resolution) shall determine the allocation of the adjusted Warrant Price between or among the shares of such classes of capital stock.

                  (b) In case of any reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation wherein the Company is not the surviving entity, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall provide, by a written instrument delivered to the Warrantholder, that the Warrantholder shall thereafter be entitled, upon exercise of this Warrant, to the kind and amount of shares of stock or other equity securities, or other property or assets which would have been receivable by such Warrantholder upon such reclassification, consolidation, merger or sale, if this Warrant had been exercised immediately prior thereto. Such corporation, which thereafter shall be deemed to be the "Company" for purposes of this Warrant, shall provide in such written instrument for adjustments to the Warrant Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.

                  (c) No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the number of securities (calculated to the nearest full share or unit thereof) then purchasable upon the exercise of this Warrant; provided, however, that any adjustment which by reason of this
Section 4(c) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (d) Whenever the Warrant Price is adjusted as provided in this
Section 4, the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall be adjusted simultaneously, by multiplying the number of shares previously issuable by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment, and of which the denominator shall be the Warrant Price as so adjusted.

                  (e) For the purpose of this Section 4, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock of the Company at ______________, 1996, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Warrantholder shall become entitled to purchase any shares of the Company's capital stock other than Common Stock, thereafter the number of such other shares so purchasable upon the exercise of this Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 4.

                  (f) Whenever the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the Company's chief financial officer setting forth the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant,



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the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                  (g) Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of this Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in this Warrant initially issuable hereunder.

         5.       TRANSFER OF WARRANT.

                  (a) The Warrantholder may not sell, assign, pledge, hypothecate or otherwise transfer any right under this Warrant without the written consent of the Company.

                  (b) This Warrant and the shares of Common Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act of 1933, as amended. The Holder represents that it has acquired the Warrant and the shares of Common Stock on exercise thereof for its own account.

                  (c) The Company may cause a legend in substantially the form set forth on the first page of this Warrant on each Warrant and certificate representing shares of Common Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

         6.       REGISTRATION RIGHTS.  For purposes of this Section 6:

                  (A)      DEFINITIONS.

                           (i) The terms "register", "registered", and
"registration" refer to a registration effected by preparing and filing a registration statement on Form S-1 or Form SB-2 or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                           (ii) The term "Registrable Securities" means the
shares of Common Stock upon the exercise of this Warrant; and

                           (iii)    The term "Holder" means Payee.

                  (B)      DEMAND REGISTRATION.

                           (i) At any time during the six-month period
commencing 120 days after the Company has completed an IPO of its Common Stock, the holders of fifty percent (50%) or more of the Registrable Securities may demand that the Company prepare and file a registration statement covering all of the Registrable Securities. In such event, the Company shall promptly give each Holder notice of the Company's intent to prepare and file such a registration statement. Notwithstanding the foregoing, the Company shall have no obligation to prepare and file a registration statement under this Section 4(b) at any time the Company has given Holders notice pursuant to Section 6(c) below of the Company's proposal to register securities and is undertaking in good faith to cause such registration to become



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effective, or for a period of 180 days following the effective date of any such registration. During any such period, the Holders shall be entitled to exercise the registration rights granted to them under Section 6(c). The Holders shall be entitled to only one demand registration pursuant to this Section 6(b).

                           (ii) If any Holders intend to distribute Registrable
Securities by means of an underwriting, they shall so notify the Company not later than the date twenty (20) days after the date of the Company's mailing of its notice of intent to prepare and file a registration statement. All Holders proposing to distribute their Registrable Securities through such underwriting shall be responsible for underwriting commissions and fees applicable to the sale of such Holder's securities and shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                           (iii) The Company is obligated to effect only one
demand registration pursuant to this Section 6(b).

                  (c) PIGGYBACK REGISTRATION. Commencing after the Company has completed an IPO of its Common Stock, if the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Holder) any of its shares of Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered to employees pursuant to an employee benefit plan on Form S-8, a registration in connection with an exchange offer or any acquisition, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall give Holder written notice of such proposed registration at least thirty (30) days prior to filing the registration statement respecting such proposed registration. Upon the written request of Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 12 hereof, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that Holder has requested to be registered, subject to Sections 6(d) and 6(f) below.

                  (d) INFORMATION CONCERNING HOLDER. It shall be a condition precedent of the obligations of the Company to take any action pursuant to this
Section 6 that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

                  (e) EXPENSES. All expenses incurred in connection with the registration pursuant to this Section 6 (other than underwriter's commissions and fees or any fees of others employed by Holder, including attorneys' fees), including without limitation all registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (f) ACCEPTANCE OF UNDERWRITING AGREEMENT. The Company shall not be required under this Section 6 to include any of the Registrable Securities in an underwriting of securities being issued by the Company unless Holder accepts the terms of the underwriting agreement as agreed upon between the Company and the underwriter selected by the Company, and then only in such quantity, if any, as will not, in the opinion of the managing underwriter, jeopardize or in any way reduce the success of the offering by the Company.



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                  (g) EXPIRATION OF PIGGYBACK REGISTRATION RIGHTS. Any
obligation of the Company to register the Registrable Securities pursuant to
Section 6(c) shall expire on the second anniversary of the receipt by Holder of the Shares.

         7. FRACTIONAL INTEREST. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Warrantholder hereof may purchase only a whole number of shares of Common Stock. The Company shall make a payment in cash in respect of any fractional shares which might otherwise be issuable upon exercise of this Warrant, calculated by multiplying the fractional shares amount by the market price of the Company's Common Stock on the date of exercise as reported by the national securities exchange or quoted on the interdealer quotation system on which the Company's Common Stock is traded.

         8. RESERVATION OF SHARES. The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as hereinabove provided) as shall be sufficient for exercise of this Warrant. The Company covenants and agrees that upon exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

         9. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         10. LOSS OF WARRANT. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender the cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         11. NOTICES. Any notice given pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given upon (a) transmitter's confirmation of the receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier, or (c) the expiration of three business days after the day when mailed by United States Postal Service by certified or registered mail, return receipt requested, postage prepaid at the following addresses:

                  If to the Company:

                           Leopold Styling Products, Inc.
                           1146 South Cedar Ridge
                           Duncanville, Texas 75137
                           Attention:  Sam Leopold

                  If to the Warrantholder:

                           To the address of the Warrantholder in the Company's books and records.


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                  Each party hereto may, from time to time, change the address to which notices to it are to be transmitted, delivered or mailed hereunder by notice in accordance herewith to the other party.

         12.      GENERAL PROVISIONS.

                  (a) Successors. All covenants and provisions of this Warrant shall bind and inure to the benefit of the respective executors, administrators, successors and assigns of the parties hereto.

                  (b) Choice Of Law. This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Arizona, including all matters of construction, validity, performance, and enforcement, and without giving effect to the principles of conflict of laws.

                  (c) Entire Agreement. Except as provided herein, this Warrant, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and all other oral, written, or other communications between them concerning the subject matter of this Warrant.

                  (d) Severability. If any provision of this Warrant is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant.

                  (e) Captions. The captions in this Warrant are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant or the relationship of the parties, and shall not affect this Warrant or the construction of any provisions herein.

                  (f) Amendments. This Warrant may be amended only by the written agreement of the Company and the Warrantholder.

         IN WITNESS WHEREOF, the Company caused this Warrant to be duly executed as of the date first above written.

                                   LEOPOLD STYLING PRODUCTS, INC., a Delaware corporation

                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Its:
                                        -------------------------------------


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                                    Exhibit A

                                  EXERCISE FORM

TO:      LEOPOLD STYLING PRODUCTS, INC.

         The undersigned hereby irrevocably exercises the right to purchase shares of the Common Stock of Leopold Styling Products, Inc., a Delaware corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

         The undersigned agrees not to offer, sell, transfer, or otherwise dispose of any of such Common Stock and consents that the following legend, and any other legends required by applicable securities laws the Company deems to be reasonable and appropriate, may be affixed to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless either (i) a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or (ii) an exemption from registration under the Securities Act or any applicable state securities laws is available in connection with such offer, sale or transfer."

         The undersigned requests that certificates for such shares be issued, and a warrant representing any unexercised portion thereof be issued, pursuant to the Warrant in the name of the registered Warrantholder and delivered to the undersigned at the address set forth below:

- -------------------------------------------------------------------------------
                      Signature of Registered Warrantholder

- -------------------------------------------------------------------------------
                    Printed Name of Registered Warrantholder

- -------------------------------------------------------------------------------
                                     Address

The attached Warrant and the securities issuable on exercise thereof have not been registered under the Securities Act of 1933, as amended, and my not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act.